UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On October 26, 2017, Restaurant Brands International Inc. (the “Company”) and Restaurant Brands International Limited Partnership (“RBI LP”) issued a press release announcing the receipt of an exchange notice from 3G Restaurant Brands Holdings LP, an affiliate of 3G Capital Partners Ltd., to exchange 9,050,594 Class B exchangeable limited partnership units (the “Exchangeable Units”) of RBI LP. RBI LP intends to satisfy this notice with the repurchase of 5,000,000 Exchangeable Units for cash and the delivery of 4,050,594 common shares of the Company. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference.

Item 8.01. Other Events.

Notice of Redemption of Class A Preferred Shares

On October 25, 2017, the Board of Directors of the Company approved the redemption of all 68,530,939 issued and outstanding 9.00% cumulative compounding perpetual voting preferred shares of the Company (the “Class A Preferred Shares”) on December 12, 2017 (the “Redemption Date”). In accordance with Section 4(a) of the Class A Preferred Share Provisions of Schedule A of the Company’s Articles of Amendment (filed as Exhibit 3.1 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2015, the “Articles”), the Company has the right to redeem the Class A Preferred Shares on or after the third anniversary of the original issue date (December 12, 2014) of such shares. The redemption price will be calculated in accordance with Section 4(a) of the Class A Preferred Share Provisions of Schedule A of the Articles, which entitles each holder of Class A Preferred Shares to receive a cash payment equal to the sum of (i) $48.109657 per Class A Preferred Share, plus (ii) the accrued and unpaid dividends on each Class A Preferred Share, including any and all Past Due Dividends (as defined in the Articles) and Additional Dividends (as defined in the Articles) on such Past Due Dividends, in each case, whether or not declared, to the Redemption Date, plus or minus (iii) any unpaid Make Whole Dividends (as defined in the Articles) for all prior fiscal years, all Past Due Dividends in respect of any Make Whole Dividends and all Additional Dividends, in each case, whether or not declared. The redemption price may be reduced in the event the Make Whole Dividends calculation (made in accordance with the Articles) results in an amount less than zero. Upon redemption, the Class A Preferred Shares will be cancelled, dividends will cease to accrue thereon and all rights of the holders will terminate, except the right to receive the cash payable upon such redemption.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99	Press Release dated October 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Jill Granat
Name:	Jill Granat
Title:	General Counsel and Corporate Secretary

Date: October 26, 2017